Exhibit 99.9

[Baltimore County Savings Bank, F.S.B.]

Dear Member:

We recently sent you information regarding the proposed conversion of Baltimore County Savings Bank from a mutual holding company form of organization into a full stock holding company structure and the related offering of shares of BCSB Bancorp, Inc. common stock. Enclosed is a prospectus supplement that contains important additional information regarding the proposed conversion and reorganization. If you have already voted and wish to change your vote, or if you have not yet voted, you may cast your vote by mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;
•	existing deposit accounts and loans will not undergo any change; and
•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of BCSB Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus supplement, together with the prospectus we previously sent you, contains important information regarding the stock offering and the operations of Baltimore County Savings Bank, F.S.B. and BCSB Bancorp, Inc. If you wish to subscribe for common stock, please complete the enclosed blue stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.) to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD 21236. WE ARE NOT ACCEPTING ORDERS ON THE ORIGINAL ORDER FORM WE PROVIDED. ORDERS MUST BE SUBMITTED ON THE ENCLOSED BLUE ORDER FORM. IF YOU HAVE ALREADY SUBMITTED AN ORDER ON THE ORIGINAL ORDER FORM, WE WILL CONTACT YOU WITH INSTRUCTIONS ON HOW YOU CAN CONFIRM, INCREASE, DECREASE OR RESCIND YOUR ORDER.

Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 12:00 noon, Eastern time, on Friday, October 19, 2007. Please read the prospectus and the prospectus supplement carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, as supplemented.

[Baltimore County Savings Bank, F.S.B.]

Dear Member:

We recently sent you information regarding the proposed conversion of Baltimore County Savings Bank from a mutual holding company form of organization into a full stock holding company structure and the related offering of shares of BCSB Bancorp, Inc. common stock. Enclosed is a prospectus supplement that contains important additional information regarding the proposed conversion and reorganization. If you have already voted and wish to change your vote, or if you have not yet voted, you may cast your vote by mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the fullest extent permitted by law; and
•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of BCSB Bancorp, Inc. or (2) an agent of Baltimore County Savings Bank, F.S.B. to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, as supplemented.

[Baltimore County Savings Bank, F.S.B.]

Dear Friend of Baltimore County Savings Bank, F.S.B.:

We recently sent you information regarding the proposed conversion of Baltimore County Savings Bank from a mutual holding company form of organization into a full stock holding company structure and the related offering of shares of BCSB Bancorp, Inc. common stock.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of BCSB Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus supplement, together with the prospectus we previously sent you, contains important information regarding the stock offering and the operations of Baltimore County Savings Bank, F.S.B. and BCSB Bancorp, Inc. If you wish to subscribe for common stock, please complete the enclosed blue stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.) to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD 21236. WE ARE NOT ACCEPTING ORDERS ON THE ORIGINAL ORDER FORM WE PROVIDED. ORDERS MUST BE SUBMITTED ON THE ENCLOSED BLUE ORDER FORM. IF YOU HAVE ALREADY SUBMITTED AN ORDER ON THE ORIGINAL ORDER FORM, WE WILL CONTACT YOU WITH INSTRUCTIONS ON HOW YOU CAN CONFIRM, INCREASE, DECREASE OR RESCIND YOUR ORDER.

Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 12:00 noon, Eastern time, on Friday, October 19, 2007. Please read the prospectus and the prospectus supplement carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, as supplemented.

[Baltimore County Savings Bank, F.S.B.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by BCSB Bancorp, Inc. We are raising capital to support Baltimore County Savings Bank’s future growth.

This information packet includes the following:

PROSPECTUS AND PROSPECTUS SUPPLEMENT: These documents provide detailed information about the operations of Baltimore County Savings Bank, F.S.B., and Baltimore County Savings Bank, M.H.C. and the proposed stock offering by BCSB Bancorp, Inc. Please read them carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this blue form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.), to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD 21236. WE ARE NOT ACCEPTING ORDERS ON THE ORIGINAL ORDER FORM WE PROVIDED. ORDERS MUST BE SUBMITTED ON THE ENCLOSED BLUE ORDER FORM. IF YOU HAVE ALREADY SUBMITTED AN ORDER ON THE ORIGINAL ORDER FORM, WE WILL CONTACT YOU WITH INSTRUCTIONS ON HOW YOU CAN CONFIRM, INCREASE, DECREASE OR RESCIND YOUR ORDER. Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 12:00 noon, Eastern time, on Friday, October 19, 2007. Please read the prospectus and prospectus supplement carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering, the prospectus, or the prospectus supplement, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, as supplemented.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Baltimore County Savings Bank, F.S.B.:

At the request of Baltimore County Savings Bank, F.S.B. and Baltimore County Savings Bank, M.H.C., we have enclosed material regarding the offering of common stock of BCSB Bancorp, Inc. The material is offered in connection with the conversion of Baltimore County Savings Bank, F.S.B. from a mutual holding company form of organization into a full stock holding company structure. These materials include a prospectus supplement and a blue stock order form, which offer you the opportunity to subscribe for shares of common stock of BCSB Bancorp, Inc.

Please read the enclosed prospectus supplement and the prospectus we previously sent you carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed blue stock order form and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.) to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD 21236. BCSB BANCORP IS NOT ACCEPTING ORDERS ON THE ORIGINAL ORDER FORM WE PROVIDED. ORDERS MUST BE SUBMITTED ON THE ENCLOSED BLUE ORDER FORM. IF YOU HAVE ALREADY SUBMITTED AN ORDER ON THE ORIGINAL ORDER FORM, BCSB BANCORP WILL CONTACT YOU WITH INSTRUCTIONS ON HOW YOU CAN CONFIRM, INCREASE, DECREASE OR RESCIND YOUR ORDER. Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 12:00 noon, Eastern time, on Friday, October 19, 2007. Please read the prospectus and prospectus supplement carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus, as supplemented.

Enclosures

[Letterhead of BCSB Bankcorp, Inc.]

Dear Stockholder:

We recently sent you information regarding the proposed conversion of Baltimore County Savings Bank from a mutual holding company form of organization into a full stock holding company structure, including a proxy statement/prospectus serving as the proxy statement for the special meeting of shareholders of BCSB Bankcorp and the prospectus for the shares of BCSB Bancorp’s common stock to be issued in exchange for shares of BCSB Bankcorp’s common stock. Enclosed is a proxy statement/prospectus supplement that contains important additional information regarding the proposed conversion and reorganization. If you have not yet voted, or if you have already voted and wish to change your vote, you may cast your vote by mailing your signed proxy card immediately in the enclosed postage-paid envelope.

Sincerely,

Joseph J. Bouffard

President and Chief Executive Officer